Note: Unless otherwise indicated, the source of all Company data is publicly available information that has been or will be filed with the Securities and Exchange Commission for the period ending September 30, 2023. 1. As of November 8, 2023. 2. Assets with a grocery component include centers with a big box wine and spirits store. 3. Sun Belt states include AL, AR, AZ, CA, CO, FL, GA, KY, LA, MS, NC, NM, NV, OK, SC, TN, TX, UT and VA. Founded / IPO NYSE Market Cap1 Enterprise Value1 Operating Retail Properties Total Owned Retail GLA (SF) Retail Portfolio Percent Leased Annualized Base Rent (ABR) per SF Net Debt to Adjusted EBITDA ABR from Assets with a Grocery Component2 ABR in Sun Belt Markets3 ABR from Community and Neighborhood Centers Fitch Credit Rating

▪ ✓ Operating margins and metrics well above open-air retail sector averages ✓ Management team has deep experience operating open-air real estate ▪ ✓ Low leverage with manageable near-term maturities ✓ Received a ‘Positive’ credit rating outlook upgrade from S&P Global Ratings ✓ Over $1.1B of available liquidity and minimal near- term capital commitments ▪ ✓ Primarily concentrated in Sun Belt markets with select strategic gateway market presence ✓ Predominantly focused on grocery-anchored neighborhood and community centers along with vibrant mixed-use and lifestyle assets

Outperformance largely driven by lower than expected bad debt and overage rent Minimum base rent growth and lower bad debt drove outsized SSNOI growth Healthy leasing volume continues at extremely strong spreads Shop leased percentage increased year-over-year by 90 bps. Anchor leased percentage decreased year-over-year by 130 bps, primarily driven by Bed Bath & Beyond closures Spread represents $27M of NOI, of which ~35% will come online in Q4 2023 2016 2017 2018 2019 2020 2021 2022 Q3 20232016 2017 2018 2019 2020 2021 2022 Q3 2023 1. 2022 excludes the impact of prior period bad debt or the collection of accounts receivable previously written off due to the recovery from the COVID-19 pandemic.

▪ – KRG’s primary capital allocation priority through 2024 is leasing – Demand for space continues to be strong, as evidenced by ~14% blended cash spreads in 3Q and on a trailing twelve-month basis – Through 3Q 2023, KRG has generated > 30% returns on capital for comparable new leases, which significantly exceeds return on capital expectations for other capital allocation alternatives – As macroeconomic uncertainty persists, KRG believes a simple capital allocation strategy is a competitive advantage Leasing Developments Acquisitions

▪ Same property NOI growth of 4.5%, which represents a 100-basis point increase ▪ Bad debt reserves of 45 basis points of total revenues for the full calendar year of 2023 ▪ Bad debt reserves of 75 basis points of total revenues for the fourth quarter of 2023 Net income Gain on sales of operating properties, net Depreciation and amortization NAREIT FFO Same property NOI growth Non-cash rent

2023 YTD Bed Bath & Beyond revenue impact1 2023 YTD Land sale gains and termination fees 2023 YTD Prior period collections 2023 to 2024 non-cash interest expense headwind primarily related to legacy RPAI swaps Negative refinancing arbitrage assumption headwind from 2023 to 20242 • • 1. Revenue impact represents cash rent and below market rent received from Bed Bath & Beyond through 3Q 2023 excluding the three assumed leases. 2. Includes management’s assumptions to refinance $270M of 2024 debt maturities at a weighted average interest rate of 3.73% with senior unsecured notes. The low end of the range assumes KRG refinances the 2024 maturities on January 1, 2024, and the high end of the range assumes KRG refinances the 2024 maturities on June 30, 2024. • Additional Bed Bath & Beyond backfills will be reflected in the Company’s signed-not-open pipeline • When establishing 2024 guidance, the Company will not account for speculative land sales, termination fees and prior period collections • The $270M of 2024 debt maturities have a weighted average maturity date of July 2024 and a weighted average interest rate of approximately 3.73%

• – The signed-not-open pipeline was flat at $27M quarter-over-quarter as a result of tenants that commenced rent in the third quarter of 2023, net of new leases signed • Signed 67 new leases representing $9M of NOI in the third quarter of 2023 • 58 tenants commenced rent in the third quarter of 2023 totaling $9M of annualized NOI – Of the $27M signed-not-open pipeline, 35% is from anchor tenants and 65% is from shop tenants Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024

ABR per SF Net Debt to Adjusted EBITDA 3-Mile Population 3-Mile Average Household Income % of ABR from Assets with a Grocery Component 7% 8% 11% 12% 14% REG FRT SITC KIM BRX KRG (Since 2019) 6% 7% 7% 8% 11% SITC REG FRT KIM BRX KRG (Since 2019) -2% 1% 1% 2% 3% SITC FRT BRX KIM REG KRG (Since 2019) Note: Source of all peer data is from 2019 – 3Q 2023 supplemental disclosures. 1. FFO per share CAGR includes reported FFO per share number for 2019, 2020, 2021, 2022 and the guidance midpoint for 2023.

Peer Average KRG - 3Q'23 Note: Peer group includes AKR, BRX, FRT, KIM, PECO, REG, ROIC and SITC. Source of all peer data is from 3Q 2023 supplemental disclosures. 1, “Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable operating expense and real estate tax expense. Peer Average KRG - 3Q'23 Peer Average KRG - 3Q'23 Peer Average KRG - 3Q'23

• • • Note: Data pertains to multi-tenant retail, excluding single-tenant and net lease retail. Source: CBRE Research Source: BofA Global Research as of August 22, 2023

• • • CPI Fixed Rent Bumps Greater Than or Equal to 3% Fixed CAM

Notes: Source of all peer data is from 3Q 2023 supplemental disclosures. Net Debt + Preferred / Adjusted EBITDA Debt Service Coverage Ratio Liquidity Weighted Average Interest Rate Unencumbered NOI as a % of Total NOI Fixed Rate Debt Fitch S&P Moody’s 4.9x 5.0x 5.6x 5.9x 6.1x 6.1x 6.4x 6.7x PECO REG KRG SITC KIM BRX FRT ROIC AKR

1. Source: US Census Bureau, Vintage 2022 Population Estimates from July 1, 2021 to July 1, 2022. Top 15 states include FL, ID, SC, TX, SD, MT, DE, AZ, NC, UT, TN, GA, NV, OK and ME.

Note: 3-mile demographic statistics are weighted by 3Q 2023 ABR and sourced from PopStats. Remaining 1% of KRG’s portfolio is unanchored or single-tenant assets. • • • • •

1. Estimate of potential outcomes of remaining anchor vacancies. 2. New ABR is actual for executed and average in-place ABR for anchor tenants in the KRG portfolio as of 3Q’23. 3. Includes only comparable leases (35 of 68). 4. Represents the percentage increase of the Company's average in-place ABR as compared to previous tenants' ABR. These numbers are based on Management's estimates and assumptions, and there can be no assurance that such estimates and assumptions will be accurate or realized. 5. Represents the estimated total potential new NOI divided by the cost of executing such leases. These numbers are based on Management's estimates and assumptions, and there can be no assurance that such estimates and assumptions will be accurate or realized. 6. Assumes weighted average NNN revenue from previously occupied spaces. • • Count Square feet Capital / SF Total capital ($, M) Previous tenants’ ABR Estimated New ABR2 Cash lease spread Return on capital New NOI incl. NNN ($, M) FFO / Share

• • # of Leases Signed Leased SF Signed Blended Cash Spread Non-Option Renewal Spread

KÍTE®

Diverse Tenant Base

	TOP 15 TENANTS BY ABR	STORE COUNT[1]	% OF WTD. ABR[2]
1	The TJX Companies, Inc.	45	2.5%
2	Best Buy Co., Inc.	16	2.0%
3	Ross Stores, Inc.	32	1.9%
4	PetSmart, Inc.	32	1.8%
5	Gap Inc.	34	1.5%
6	Michaels Stores, Inc.	28	1.4%
7	Dick's Sporting Goods, Inc.	13	1.4%
8	Publix Super Markets, Inc.	14	1.2%
9	The Kroger Co.	10	1.0%
10	Lowe's Companies, Inc.	6	1.0%
11	Nordstrom, Inc.	10	1.0%
12	Total Wine & More	14	1.0%
13	BJ's Wholesale Club, Inc.	3	1.0%
14	Ulta Beauty, Inc.	25	0.9%
15	Burlington Stores, Inc.	11	0.9%
	TOTAL	293	20.5%

Strong Mix of Convenience and Experiential

	% of ABR
ESSENTIAL RETAIL	31%
Grocery / Drug / Big Box Wine and Spirits	13%
Office Supply / Electronics	6%
Medical	4%
Pet Stores	3%
Hardware / Auto	3%
Banks	2%
RESTAURANTS	19%
Quick Service Restaurants	10%
Full Service Restaurants	9%
OTHER RETAIL / SERVICES	50%
Discount Retailers	14%
Personal Service	8%
Full Line Apparel	6%
Home Furnishings	5%
Fitness	4%
Sporting Goods	3%
Arts & Crafts	3%
Soft Goods	3%
Theatres / Entertainment	2%
Professional Service	2%
TOTAL	100%

1. Number of stores represents stores at consolidated and unconsolidated properties.
2. Percent of weighted ABR includes ground lease rent and represents the Company's share of the ABR at consolidated and unconsolidated properties.

KRG
LISTED
NYSE

Q3 2023 INVESTOR UPDATE 20

• • •

ESG Snapshot

KITE

Environmental

Direct Emissions (metric tons, in Ms)

Emissions Scope	2021	2022	% Change
Scope 1	2,275.2	2,657.5	16.8%
Scope 2	18,255.3	16,977.6	(7.0%)
Total	**20,530.5**	**19,635.1**	**(4.4%)**

Key Stats

Electricity usage reduction (year-over-year)	**2.5%**
Metric tons CO2e eliminated (tons)	**895**
Properties with water efficiency measures[1]	**99**
Properties with LED lighting[1]	**118**
Trees planted through Project Green[1]	**32,000+**
EV charging stations[1]	**220**
Waste diversion rate	**31%**
Properties with IREM certifications	**53**

Social

Key 2022 Stats

Invested in small business in the form of tenant allowance and landlord work	**$9M+**
Meals packed through Kite Cares initiative	**40,000+**
Hours dedicated to KRG volunteer time off (VTO)	**4,000+**
KRG employee donation match program	**100%**
Average employee tenure	**7 years**
Community events held throughout the portfolio	**200+**

KRG Employee Age Demographics



Under 30, 7%
30 - 50, 51%
Over 50, 42%

Governance

What We Do

- ✓ 92% Independent Trustees
- ✓ Entirely independent committees
- ✓ Lead independent Trustee
- ✓ Majority voting for Trustees
- ✓ Share ownership guidelines
- ✓ Anti-hedging policy
- ✓ Board refreshment policy
- ✓ Shareholders' power to amend bylaws

What We Don't Do

- ✗ No classified Board
- ✗ No significant related party transactions
- ✗ Opted out of Maryland anti-takeover statutes
- ✗ No poison pill

Board Composition

3 Women
10 Men

31% Gender or Racially Diverse

Two of our Board members do not intend to stand for re-election at the 2024 annual meeting of shareholders, which will increase KRG's Board to 36% gender or racially diverse

Note: The source of all Company data is publicly available on KRG's website in the 2022 Corporate Responsibility report.
1. As of September 30, 2023.

KRG LISTED NYSE

Q3 2023 INVESTOR UPDATE 23

• • Project Green began with a simple concept – celebrating each new lease in the KRG portfolio with the planting of a tree. Then one tree for each lease quickly became 100. As a perpetual commitment to environmental stewardship, KRG looks forward to continuing Project Green and its impact for as long as there are leases to be signed. • •

- Establish Goals - Monitor and measure progress - Hold organization accountable - Tenant relationships and satisfaction - Vendor relationships and satisfaction - Identify and execute energy efficient initiatives - Foster vendor relationships and satisfaction - Implement energy efficient initiatives - Explore building certifications for development projects - Kite Cares and charitable outreach - Talent management including engagement, development and health and well-being - Diversity, equity, inclusion and belonging - SEC reporting (10-K and Proxy) - Emerging financial reporting for ESG disclosures - Data governance and maximizing recovery lease language - Model energy efficiency initiatives - Message to the investment community - Various reporting frameworks - Execute green leases - Foster tenant relationships to improve energy efficient initiatives - Obtain consent from tenants for green projects - Cybersecurity - Data governance - Data implementation - Manage rising insurance costs in key markets - Model property level risks - Analyze control environment - Enhance ESG policy to align with industry standards - Ensure compliance with KRG’s code of ethics and best corporate governance practices - Implement green lease language - Corporate Responsibility Report - Social media outreach and messaging - Community engagement and events

Forward-Looking Statements This Investor Update, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: • national and local economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); • financing risks, including the availability of, and costs associated with, sources of liquidity; • the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; • the financial stability of tenants; • the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; • acquisition, disposition, development and joint venture risks; • property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; • the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; • impairment in the value of real estate property the Company owns; • the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; • business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; • risks related to our current geographical concentration of the Company’s properties in Texas, Florida, Maryland, New York, and North Carolina; • civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; • changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; • possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; • our ability to satisfy our internal environmental, social, and governance goals on the anticipated timeline or at all; • our ability to satisfy environmental, social or governance standards set by various constituencies; • insurance costs and coverage; • risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; • whether the signed-not-open pipeline will perform as anticipated and whether the leased-to-occupied spread will be impacted as a result; • whether our actual results for 2024 will be consistent with our 2024 earnings considerations; • whether our capital allocation strategy will be a competitive advantage in the ongoing macroeconomic uncertainty; • other factors affecting the real estate industry generally; • and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. This Investor Update also includes certain forward-looking non-GAAP information. For certain definitions and reconciliation see pages 28 to 32.

NET OPERATING INCOME AND SAME PROPERTY NET OPERATING INCOME The Company uses property net operating income (“NOI”) and cash NOI, which are non-GAAP financial measures, to evaluate the performance of our properties. The Company defines NOI and cash NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI and cash NOI exclude amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. Cash NOI also excludes other property-related revenue as that activity is recurring but unpredictable in its occurrence, straight-line rent adjustments, and amortization of in-place lease liabilities, net. The Company believes that NOI and cash NOI are helpful to investors as measures of our operating performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any. The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs. When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and nine months ended September 30, 2023, the same property pool excludes the following: (i) properties acquired or placed in service during 2022 and 2023; (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H; (iii) Shoppes at Quarterfield, Circle East and The Landing at Tradition – Phase II, which were reclassified from active redevelopment into our operating portfolio in June 2022, September 2022 and June 2023, respectively; (iv) two active development and redevelopment projects; (v) Edwards Multiplex – Ontario, which was reclassified from our operating portfolio into redevelopment in March 2023; (vi) properties sold or classified as held for sale during 2022 and 2023; and (vii) office properties.

EBITDA The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) Adjusted EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity. Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results. FUNDS FROM OPERATIONS Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (i ii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance w ith the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement. From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) in 2022, the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior per iod collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.